Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), is made as of the 25th day of July, 2014 (the “Agreement Date”), by and among Paulson Capital (Delaware) Corp., a Delaware corporation (to be renamed VBI Vaccines, Inc. following the Merger, as defined below) (the “Company”), Variation Biotechnologies (US), Inc., a Delaware corporation (“VBI”), and each of the other Persons executing a signature page hereto and further set forth on Schedule 1 hereto (referred to herein, collectively, as the “Purchasers” and, individually, as a “Purchaser”).

RECITALS

WHEREAS, the Boards of Directors of the Company; VBI; and VBI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), have, upon the terms and subject to the conditions set forth in that certain Agreement and Plan of Merger dated May 8, 2014 (the “Merger Agreement”), determined that it is in the best interests of such corporations and their respective stockholders to consummate the merger of Merger Sub with and into VBI (the “Merger”), with VBI continuing as the surviving corporation, in accordance with the applicable provisions of the Delaware General Corporation Law;

WHEREAS, as a condition to and inducement of VBI’s willingness to enter into the Merger Agreement, VBI and the Company have agreed that VBI and the Company shall have in escrow for the benefit of VBI aggregate gross proceeds of at least $11,000,000 (rounded up to the nearest thousand) (the “Maximum Amount”) (or such lesser amount agreed to in writing by VBI in its sole discretion) received pursuant to a private placement (the “Offering”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), solely to accredited investors in compliance with the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or Rule 506 of Regulation D thereunder or to “non-U.S. persons” pursuant to Regulation S, on terms satisfactory to VBI and the Company; and the conditions to closing such Offering shall have been satisfied and such amount of gross proceeds shall be unencumbered cash available to VBI at the effective time of the Merger;

WHEREAS, of the Offering proceeds, the Pre-Merger Company Shareholders (as defined in the Merger Agreement) shall be responsible for investing approximately $6,000,000 and additional investors sourced by VBI shall be responsible for investing approximately $5,000,000, such that the shares of the Company’s Common Stock issuable pursuant to the Offering, together with the Merger Consideration (as defined in the Merger Agreement), each individually and on a combined basis, shall be as set forth in Exhibit B to the Merger Agreement (the “Post-Merger Parent Capitalization”);

WHEREAS, the Company has authorized the issuance and sale of up to 25,640,318 shares (the “Shares) of the Company’s Common Stock at a purchase price of $0.429 per Share (subject to adjustment for any stock split or combination occurring prior to the Closing, as defined below), for maximum aggregate proceeds up to the Maximum Amount; and

WHEREAS, each Purchaser desires to purchase and the Company desires to sell shares of Common Stock on the terms and conditions described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company, VBI and the Purchasers, intending to be legally bound, hereby agree as follows:

1.             Issuance and Sale of Common Stock.

1.1     Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing, and the Company agrees to sell and issue to each Purchaser, the number of Shares of the Company’s Common Stock set forth on such Purchaser’s signature page hereto, at a price of $0.429 per Share (subject to adjustment for any stock split or combination occurring prior to the Closing), for the aggregate purchase price set forth on the signature page hereto and next to the Purchaser’s name on Schedule 1 hereto (the “Purchase Price”). The Shares hereinafter may be referred to herein as the “Securities.”

1.2.     The purchase and sale of the Shares shall take place at a closing to be held remotely via the exchange of documents and signatures, immediately upon the Effective Time (as defined in the Merger Agreement) of the Merger pursuant to the Merger Agreement (which time and place shall be designated hereunder as the “Closing”).

1.3.     Prior to the Closing, the Purchaser will deliver to Richardson & Patel, LLP, in its capacity as escrow agent for the Offering (the “Escrow Agent”), into a non-interest-bearing escrow account, pursuant to the wire instructions which are provided as Exhibit A hereto (the “Escrow Account”), a wire transfer of funds in the amount of the Purchase Price and within a reasonable time after the Closing, and in any event within 5 days of Closing, the Company will issue and deliver to the Purchaser a certificate representing the Shares purchased by the Purchaser. All funds deposited in the Escrow Account pursuant to this Agreement shall remain in the Escrow Account until the earliest to occur of (a) the Closing, at which time such funds shall be immediately delivered by the Escrow Agent to the Company, or (b) the termination of the Offering by the Company, at which time such funds shall immediately be returned by the Escrow Agent to the applicable Purchaser(s). The Escrow Agent shall otherwise act in accordance with the written instruction(s) of VBI and the Required Purchasers.

1.4      Certain Defined Terms Used in this Agreement. The following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, officer, director, or manager of such Person and any venture capital or private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Environmental Laws” means any law, regulation, or other applicable requirement in the United States or Canada relating to (i) releases or threatened release of Hazardous Substance, (ii) pollution or protection of employee health or safety, public health or the environment, or (iii) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company or any of its subsidiaries, or VBI or the VBI Subsidiary, in each case before or after the Merger.

“Perceptive” means Perceptive Life Science Master Fund Ltd., a New York limited partnership and Titan-Perc Ltd., a New York limited partnership.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Required Purchasers” means the holders of Shares constituting at least sixty-six and two-thirds percent (66 2/3%) of the aggregate of all the Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“VBI Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes as are necessary to the conduct of VBI’s business as now conducted and as presently proposed to be conducted.

“VBI Key Employees” means, collectively, Jeff Baxter, David Anderson and Egidio Nascimento.

“VBI Products” means (a) the products that VBI (i) currently manufactures, markets, sells or licenses or (ii) currently is testing or has proposed for future manufacture, market, sale or license in the future, and (b) the services that VBI currently provides or currently proposes to provide.

“VBI Series A Preferred Stock” means the Series A Convertible Preferred Stock, $0.01 par value per share, of VBI.

“VBI Subsidiary” means Variation Biotechnologies, Inc., a corporation incorporated under the laws of Canada.

2.             Use of Proceeds. In accordance with the directions of the Company’s Board of Directors, the Company will use the proceeds from the sale of the Shares hereunder to provide the required unencumbered cash to VBI pursuant to the Merger Agreement and thereafter for general working capital of the Company, VBI and the VBI Subsidiary, following the Merger.

3.             Representations and Warranties of the Company.

The Company hereby represents and warrants to each Purchaser that, except as set forth on the Company Disclosure Schedule attached as Exhibit B to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the representations and warranties set forth below are true and complete as of the date of the Closing, except as otherwise indicated. The Company Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 3, and the disclosures in any section or subsection of the Company Disclosure Schedule shall qualify other sections and subsections in this Section 3 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. For purposes of these representations and warranties, unless otherwise indicated, the term “the Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

3.1     Organization and Qualification. The Company (i) is on the Agreement Date and will be at the Closing a legal entity duly incorporated, validly existing and in good standing under the laws of Delaware, (ii) has on the Agreement Date and at the Closing will have, the requisite corporate power to carry on its business as now conducted, (iii) is qualified to do business and in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) as a foreign corporation where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, could not have, individually or in the aggregate, a Material Adverse Effect and (iv) has all requisite corporate power and authority to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated thereby.

3.2     No Conflicts. The Company is not subject to, or obligated under, any provision of (i) its certificate of incorporation or bylaws, (ii) any agreement, arrangement or understanding, (iii) any license, franchise or permit, nor (iv) any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, could not have, individually or in the aggregate, a Material Adverse Effect.

3.3     Capitalization/Validity of the Shares.

(a)     As of the date hereof, the Company is authorized to issue an aggregate of 120,000,000 shares of capital stock, of which (i) 90,000,000 are shares of Common Stock, of which 72,965,075 will be outstanding immediately following the Effective Time of the Merger and at Closing (not including the Shares issued under this Agreement), and (ii) 30,000,000 are shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), of which 500,000 are designated as Series A Preferred Stock, all of which are issued and outstanding, but none of which will be outstanding immediately after the Closing.

Except as provided in the foregoing sentence, shares issuable pursuant to the Incentive Plans (as defined below) and shares issuable to satisfy the Pubco Equity Conditions (as defined in the Merger Agreement) upon conversion of outstanding convertible debt, there will be no shares of Common Stock and no shares of Preferred Stock issued and outstanding immediately prior to the Closing. The issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized, validly issued, are fully paid and nonassessable and have been issued in compliance with any applicable preemptive rights and applicable laws (including federal and state securities laws) and are free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance, restriction or charge of any kind. As of the Closing, there will be no agreements or other obligations (contingent or otherwise) which may require the Company to repurchase or otherwise acquire any shares of its capital stock.

(b)     At Closing, other than as set forth in this Section 3.3, no other securities of the Company, including equity securities or securities containing any equity features are authorized, or shall be issued or outstanding. Other than incentive awards made under the Paulson Capital Corp. 2013 Equity Incentive Plan, the 2006 VBI Stock Option Plan or the 2014 Equity Incentive Plan (the “Incentive Plans”), the Company does not have any outstanding stock options, restricted stock, restricted stock units, phantom stock, performance stock or other compensatory equity or equity-linked awards. At Closing, other than the Preferred Stock, and the Incentive Awards (as defined in the Merger Agreement), except as set forth in Section 3.3(b) of the Company Disclosure Schedule, there are no commitments, obligations, agreements or other rights or arrangements (contingent or otherwise) existing that provide for the sale or issuance of capital stock by the Company and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind (contingent or otherwise) outstanding to purchase or otherwise acquire from the Company any shares of capital stock or other securities of the Company of any kind, and there will not be any of the foregoing prior to or at the Closing.

(c)     Other than the Parent Voting Agreements (as defined in the Merger Agreement), the Company is not a party to, and, to its Knowledge (as defined in the Merger Agreement), there do not exist, any voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of the Company.

(d)     Except as contemplated by this Agreement or as set forth in Section 3.3(d) of the Company Disclosure Schedule, the Company is not a party to, and, to its Knowledge, there do not exist any voting trusts, proxies, or other contracts with respect to the voting of shares of its capital stock. Except as contemplated by the Merger Agreement or set forth in Section 3.3(d) of the Company Disclosure Schedule, there are no outstanding obligations of the Company (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of or (v) granting any preemptive or antidilutive rights with respect to, any shares of the Company’s capital stock.

(e)     The assets of the Liquidating Trust (as defined in the Merger Agreement), when formed, shall be substantially as set forth and described in Section 3.3(e) of the Company Disclosure Schedule.

(f)      Except as contemplated by Section 6.14 of the Merger Agreement or as set forth in Section 3.3(f) of the Company Disclosure Schedule, no registration rights have been granted to holders or subscribers of the Company’s capital stock.

(g)     The Shares, when issued, sold and delivered in accordance with the terms and for the consideration expressed in this Agreement, shall be duly and validly issued, fully-paid and nonassessable and neither the Company nor the holder thereof shall be subject to any preemptive or similar right with respect thereto. Subject to the accuracy of the Purchasers’ representations and warranties in Section 5 hereof, the offer, sale and issuance of the Shares constitute transactions exempt from the registration requirements of Section 5 of the Securities Act any applicable state securities laws. Neither the Company nor, to the Company’s knowledge, any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.

(h)     None of the Company, any of its predecessors, any affiliated issuer, or any Insider (as defined below) is subject to any Disqualification Event (as defined below) except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act.  The Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any Insider is subject to a Disqualification Event. The Company has furnished to each Purchaser, a reasonable time prior to the date hereof, a description in writing of any matters relating to the Company or any Insider that would have triggered disqualification under Rule 506(d) under the Securities Act but which occurred before September 23, 2013, in each case, in compliance with the disclosure requirements of Rule 506(e).  Any outstanding securities of the Company (of any kind or nature) that were issued in reliance on Rule 506 under the Securities Act at any time on or after September 23, 2013 have been issued in compliance with Rule 506(d) and (e) under the Securities Act. For purposes of this Agreement, (i) “Insider” means, each director, executive officer, other officer of the Company participating in the offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power and any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale and (ii) “Disqualification Event” means any “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

3.4     Authorization/No Conflict with Other Instruments/Government Consents.

(a)     All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of all obligations under this Agreement and for the issuance and delivery of the Shares has been taken, and this Agreement constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and rules of law concerning equitable remedies.

(b)     The execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with, or constitute a violation of or default under, with or without the passage of time or the giving of notice: (i) any provision of the Company’s certificate of incorporation, or the Company’s bylaws; (ii) any provision of any judgment, decree or order to which the Company is a party or by which it is bound; (iii) any material contract, obligation or commitment to which the Company is a party or by which it is bound; or (iv) to the Company’s knowledge, any statute, rule or governmental regulation applicable to the Company.

(c)     No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority, including Financial industry Regulatory Authority (FINRA) and the NASDAQ Stock Market, on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for such qualifications or filings under applicable federal and state securities laws as may be required in connection with the transactions contemplated by the Agreement, which qualification or filings will be made on a timely basis.

3.5     Company SEC Filings; Financial Statements; Exchange Act and Listing Requirements; Investment Company.

(a)     Except as set forth in Section 3.5(a) of the Company Disclosure Schedule, since the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed on March 8, 2012 (the “2011 Annual Report”), the Company has timely filed all reports, forms, financial statements and documents that it was required to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act, including, without limitation, filing its Annual Report on Form 10-K for the year ended December 31, 2013 prior to the date of this Agreement (the “2013 Annual Report”) (all such reports, forms, financial statements and documents are referred to herein collectively as the “Previous Filings” and such Previous Filings and any other documents filed by the Company with the SEC through the Closing, as supplemented and amended since the time of filing, including the definitive Proxy Statement on Schedule 14A filed with the SEC on June 30, 2014, collectively the “SEC Filings”). As of their respective filing dates (or if amended or superseded by a subsequent filing prior to the date of this Agreement, on the date of such amending or superseding filing), each of the SEC Filings (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and the applicable rules and regulations of the SEC promulgated thereunder.

(b)     Except as set forth in Section 3.5(b) of the Company Disclosure Schedule, the financial statements (including footnotes thereto) included in or incorporated by reference into the SEC Filings (the “Financial Statements”) were complete and correct in all material respects as of their respective filing dates, complied as to form in all material respects with the Securities Act or the Exchange Act, as applicable, and the applicable accounting requirements, rules and regulations of the SEC promulgated thereunder as of their respective dates and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as otherwise noted therein). The Financial Statements fairly present in all material respects the financial condition of the Company and its subsidiaries as of the dates thereof and results of operations, cash flows and stockholders’ equity for the periods referred to therein (subject, in the case of unaudited Financial Statements, to normal recurring year-end adjustments). There has been no change in Company accounting policies except as described in the notes to the Financial Statements.

(c)     Each of the principal executive officers of the Company and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (“SOX”) and the rules and regulations of the SEC promulgated thereunder with respect to the SEC Filings. For purposes of this Section 3.5(c), “principal executive officer” and “principal financial officer” have the meanings given to such terms in SOX. Neither the Company nor any of its subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX. The Company is in compliance in all material respects with SOX.

(d)      The Company has designed and maintains “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) to provide reasonable assurances regarding the reliability of financial reporting and the preparation of the Financial Statements for external purposes in accordance with GAAP.

(e)      The Company has designed and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information that is required to be disclosed by the Company in the SEC Filings is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to its principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure.

(f)      The Company has disclosed, based on its most recent evaluation prior to the date hereof, to its outside auditors and the audit committee of the Company (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that could have, individually or in the aggregate, a Material Adverse Effect or materially affect the Company’s ability to record, process, summarize and report financial data, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Except as set forth in Section 3.5(f) of the Company Disclosure Schedule, since January 1, 2012, the Company has not received from its independent auditors any oral or written notification of a (x) “significant deficiency” or (y) “material weakness” in the Company’s internal controls. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in the Statements of Auditing Standards No. 115, as in effect on the date hereof.

(g)      To the Knowledge of the Company: (x) no director or officer of the Company or any of its subsidiaries has engaged in any “insider trading” in violation of applicable law with respect to any security issued by the Company or any of its subsidiaries; and (y) no such director or officer has made any false certifications or statements under (i) Rule 13a-14 or 15d-14 under the Exchange Act or (ii) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any SEC Filings.

(h)     The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as set forth in Section 3.5(h) of the Company Disclosure Schedule, the Company has not, in the 12 months preceding the date hereof, received written notice from the NASDAQ Capital Market to the effect that the Company is not in compliance with the listing or maintenance requirements of such market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be in compliance with all listing and maintenance requirements of the NASDAQ Capital Market.

(i)     The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

3.6         Material Changes. Since the date of the latest financial statements included within the SEC Filings, except as specifically disclosed in a subsequent SEC Filings filed or furnished prior to the date hereof, there have been no events, occurrences or developments that have had or could have, individually or in the aggregate, a Material Adverse Effect.

4.             Representations and Warranties of VBI. VBI hereby represents and warrants to each Purchaser that, except as set forth on the VBI Disclosure Schedule attached as Exhibit C to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the representations and warranties set forth below are true and complete as of the date of the Closing, except as otherwise indicated. The VBI Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 4, and the disclosures in any section or subsection of the VBI Disclosure Schedule shall qualify other sections and subsections in this Section 4 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. For purposes of these representations and warranties (other than those in Sections 4.1, 4.2, 4.3 and 4.6), the term “VBI” shall include any subsidiaries of VBI, including the VBI Subsidiary, unless otherwise noted herein.

4.1.     Organization, Good Standing, Corporate Power and Qualification. VBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. VBI is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify could have, individually or in the aggregate, a Material Adverse Effect.

4.2.     Capitalization. Prior to the Effective Time of the Merger all issued and outstanding shares of VBI Capital Stock and Company Convertible Notes of VBI (each as defined in the Merger Agreement) were converted pursuant to the Merger Agreement.

(a)     At Closing there are no other outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from VBI any shares of VBI Common Stock (as defined in the Merger Agreement) or VBI Series A Preferred Stock, or any securities convertible into or exchangeable for shares of VBI Common Stock or VBI Series A Preferred Stock.

(b)     Except as set forth in Section 4.2(b) of the VBI Disclosure Schedule, none of VBI’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events. Except in connection with the Merger, VBI has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in its Certificate of Incorporation, VBI has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(c)     No stock options, stock appreciation rights or other equity-based awards issued or granted by VBI are subject to the requirements of Section 409A of the Code. Each “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which VBI makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. No payment to be made under any 409A Plan is, or to the knowledge of VBI will be, subject to the penalties of Section 409A(a)(1) of the Code.

4.3.     Subsidiaries.

(a)     The VBI Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the Canada.

(b)     The VBI Subsidiary is duly qualified to conduct business and is in good standing in Ontario and Quebec and each other jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the failure to so qualify could not have, individually or in the aggregate, a Material Adverse Effect. The VBI Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

(c)     All of the issued and outstanding shares of capital stock of the VBI Subsidiary are duly authorized, validly issued, fully paid, nonassessable and are held of record and beneficially by VBI, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and other applicable securities laws), claims, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which VBI or the VBI Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any share capital of the VBI Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to the VBI Subsidiary.

(d)     As of the date of the Closing, neither the VBI Subsidiary nor VBI is a party or subject to any agreement or understanding, and, to VBI’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director or member of the supervisory board of the VBI Subsidiary.

(e)     Except for the VBI Subsidiary, VBI does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise.

4.4.     Litigation. Except as set forth in Section 4.4 of the VBI Disclosure Schedule, there is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to VBI’s knowledge, currently threatened (i) against VBI or any officer, director or VBI Key Employee, (ii) that questions the validity of this Agreement or the right of VBI to enter into them, or to consummate the transactions contemplated by this Agreement, or (iii) to VBI’s knowledge, that could have, individually or in the aggregate, a Material Adverse Effect, nor is VBI aware that there is any reasonable basis for the foregoing. Neither VBI nor, to VBI’s knowledge, any of its officers, directors or VBI Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or VBI Key Employees, such as would affect VBI). There is no action, suit, proceeding or investigation by VBI pending or which VBI intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to VBI) involving the prior employment of any of VBI’s employees, their services provided in connection with VBI’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

4.5.     VBI Intellectual Property. VBI owns or possesses or believes it can acquire on commercially reasonable terms sufficient legal rights to all VBI Intellectual Property without any known conflict with, or infringement of, the rights of others. To VBI’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by VBI violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to VBI Intellectual Property, nor is VBI bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. VBI has not received any communications alleging that VBI has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. VBI has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with VBI’s business. To VBI’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by VBI. Except as identified in Section 4.5 of the VBI Disclosure Schedule as “Non-Assigning Employees or Consultants”, each current and former employee and consultant has assigned to VBI all intellectual property rights he or she owns that are related to VBI’s business. The employees and consultants identified under the heading “Non-Assigning Employees or Consultants” in Section 4.5 of the VBI Disclosure Schedule have not developed any of VBI Intellectual Property. Section 4.5 of the VBI Disclosure Schedule lists all VBI Intellectual Property. For purposes of this Section 4.5, VBI shall be deemed to have knowledge of a patent right if VBI has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States and Canadian patent laws.

4.6.     Compliance with Other Instruments. Neither VBI or the VBI Subsidiary is in violation or default (a) of any provisions of its respective Certificate of Incorporation or its respective Bylaws, (b) of any instrument, judgment, order, writ or decree, (c) under any note, indenture or mortgage, or (d) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the VBI Disclosure Schedule, or of any provision of federal, provincial, state or foreign statute, rule or regulation applicable to VBI or the VBI Subsidiary, the violation of which could have, individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement, or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of VBI or the VBI Subsidiary or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to VBI or the VBI Subsidiary.

4.7.     Agreements; Actions.

(a)     Except as set forth in Section 4.7(a) of the VBI Disclosure Schedule, there are no agreements, understandings, instruments, contracts or proposed transactions to which VBI is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, VBI in excess of $25,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from VBI, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit VBI’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by VBI with respect to infringements of proprietary rights.

(b)     VBI has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) except as set forth in Section 4.7(b) of the VBI Disclosure Schedule and except for the Venture Debt (as defined in the Merger Agreement), incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $50,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of subsections (b) and (c) of this Section 4.7, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons VBI has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(c)     VBI is not a guarantor or indemnitor of any indebtedness of any other Person.

(d)     Except as set forth in Section 4.7(d) of the VBI Disclosure Schedule, neither VBI nor its Affiliates has in the past twelve (12) months entered into any written memorandum of understanding or letter of intent with any representative of any Person regarding (i) a sale or exclusive license of all or substantially all of VBI’s assets, or (ii) any merger, consolidation or other business combination transaction of VBI with or into another Person.

4.8.     Certain Transactions.

(a)     Except as set forth in Section 4.8(a) of the VBI Disclosure Schedule, other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors of VBI, (iii) the purchase of shares of VBI’s capital stock and the issuance of options to purchase shares of VBI Common Stock, in each instance approved in the written minutes or consents of the Board of Directors of VBI, there are no agreements, understandings or proposed transactions between VBI and any of its officers, directors, consultants or VBI Key Employees, or any Affiliate thereof.

(b)     VBI is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of VBI’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing (i) are, directly or indirectly, indebted to VBI or, (ii) to VBI’s knowledge, have any direct or indirect ownership interest in any firm or corporation with which VBI is affiliated or with which VBI has a business relationship, or any firm or corporation which competes with VBI except that directors, officers or employees or stockholders of VBI may own stock in (but not exceeding 2% of the outstanding capital stock of) publicly traded companies that may compete with VBI. To VBI’s knowledge, none of VBI’s VBI Key Employees or directors or any members of their immediate families or any Affiliate of any of the foregoing are, directly or indirectly, interested in any contract with VBI. To VBI’s knowledge, none of its directors or officers, or any members of their immediate families, has any material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of VBI’s customers, suppliers, service providers, joint venture partners, licensees and competitors.

4.9.     Absence of Liens. Except as set forth in Section 4.9 of the VBI Disclosure Schedule with respect to the VBI Subsidiary, the property and assets that VBI owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair VBI’s ownership or use of such property or assets. With respect to the property and assets it leases, VBI is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.

4.10.    Financial Statements. VBI has delivered to each Purchaser the audited consolidated financial statements of VBI as of December 31, 2013 and for the fiscal year then ended and unaudited consolidated financial statements of VBI as of March 31, 2014 (collectively, the “VBI Financial Statements”). The VBI Financial Statements have been prepared in accordance with generally accepted accounting principles in the Unites States applied on a consistent basis throughout the periods indicated. The VBI Financial Statements fairly present in all material respects the financial condition and operating results of VBI and the VBI Subsidiary as of the dates, and for the periods, indicated therein, subject in the case of the unaudited VBI Financial Statements to normal year-end audit adjustments and footnote disclosures. Except as set forth in Section 4.10 of the VBI Disclosure Schedule and in the VBI Financial Statements, neither VBI nor the VBI Subsidiary has any material liabilities or obligations, contingent or otherwise, other than liabilities of the VBI Subsidiary (i) incurred in the ordinary course of business subsequent to March 31, 2014, (ii) obligations under contracts and commitments incurred in the ordinary course of business and (iii) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the VBI Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. VBI and the VBI Subsidiary maintain and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

4.11.    Changes. Since March 31, 2014, there have been no events or circumstances of any kind that have had or could reasonably be expected to result in a Material Adverse Effect.

4.12.    Employee Matters.

(a)     As of the Agreement Date, VBI employs fifteen (15) full-time employees and three (3) part-time and temporary (i.e., subject to term agreements) employees, and engages twelve (12) consultants or independent contractors. Section 4.12(a) of the VBI Disclosure Schedule sets forth a detailed description of all compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each officer, employee, consultant and independent contractor of VBI who is anticipated to receive compensation in excess of $75,000 for the fiscal year ending December 31, 2014.

(b)     To VBI’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of VBI or that would conflict with VBI’s business. Neither the execution or delivery of this Agreement, nor the carrying on of VBI’s business by the employees of VBI, nor the conduct of VBI’s business as now conducted and as presently proposed to be conducted, will, to VBI’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(c)     VBI is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. VBI has complied in all material respects with all applicable laws related to employment, including those related to wages, hours, worker classification, and collective bargaining. VBI has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of VBI and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

(d)     To VBI’s knowledge, no VBI Key Employee intends to terminate employment with VBI or is otherwise likely to become unavailable to continue as a VBI Key Employee, nor does VBI have a present intention to terminate the employment of any of the foregoing. With respect to employees who reside in the United States, the employment of each employee of VBI is terminable at the will of VBI. With respect to employees who reside in Canada, VBI is not a party to and is not bound by any contract of employment that cannot be terminated without cause on provision of notice limited to the minimum notice requirements under the Employment Standards Act, 2000 (Ontario). Except as set forth in Section 4.12(d) of the VBI Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Section 4.12(d) of the VBI Disclosure Schedule, VBI has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(e)     VBI has not made any representations regarding equity incentives to any officer, employees, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of VBI’s Board of Directors.

(f)     Except for Nancy Bouveret (who was included in the definition of VBI Key Employee in the November 2010 Note Purchase Agreement and the June 2011 Note Purchase Agreement) (each as defined in the Merger Agreement), VBI has no former VBI Key Employees.

(g)     VBI does not have any Employee Benefit Plan, as defined in the Employee Retirement Income Security Act of 1974, as amended, or any superannuation fund, retirement benefit or other pension schemes or arrangements.

(h)     To VBI’s knowledge, none of the VBI Key Employees or directors of VBI has been (a) subject to voluntary or involuntary petition under applicable bankruptcy laws or insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property, (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), (c) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company, or (d) found by a court of competent jurisdiction in a civil action or by any regulatory or self-governing body to have violated any securities, commodities, or unfair trade practices law or regulation, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

4.13.     Tax Returns and Payments; PFIC.

(a)     There are no federal, state, provincial, county, local or foreign taxes due and payable by VBI which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of VBI which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. VBI has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

(b)     For the fiscal year of the VBI Subsidiary in which the Closing occurs, the VBI Subsidiary will not be a “passive foreign investment company” within the meaning of Section 1297 of the Code, and the VBI Subsidiary expects that it will not become a passive foreign investment company for any fiscal year thereafter. The fiscal year of the VBI Subsidiary is the period ending on December 31 of each year.

4.14.     Insurance. VBI has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed. VBI has in full force and effect (a) errors and omissions insurance in amounts customary for companies similarly situated and (b) directors and officers insurance in amounts customary for companies similarly situated.

4.15.     Confidential Information and Invention Assignment Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with VBI regarding confidentiality and proprietary information (the “Confidential Information Agreements”). No current or former VBI Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such VBI Key Employee’s Confidential Information Agreement. VBI is not aware that any of its VBI Key Employees is in violation thereof.

4.16.     Permits. VBI has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could have, individually or in the aggregate, a Material Adverse Effect. VBI is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

4.17.     Corporate Documents. VBI’s Certificate of Incorporation and Bylaws are in the form provided to the Purchasers. The copy of the minute books of VBI provided to the Purchasers contains minutes of all meetings of directors and stockholders of VBI and all actions by written consent without a meeting by the directors and stockholders of VBI since the date of incorporation of VBI and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders of VBI with respect to all transactions referred to in such minutes.

4.18.     Real Property Holding Corporation. VBI is not now and has never been a “United States real property holding corporation” as defined in the Code and any applicable regulations promulgated thereunder. VBI has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under such regulations.

4.19.     Environmental and Safety Laws. Except as could not have, individually or in the aggregate, a Material Adverse Effect (a) VBI is and has been in compliance with all Environmental Laws, (b) there has been no release or, to VBI’s knowledge, threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by VBI, (c) there have been no Hazardous Substances generated by VBI that have been disposed of or come to rest at any site that has been included in any published federal, provincial or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States or Canada, and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, or any applicable federal or provincial Canadian law, stored on, any site owned or operated by VBI, except for the storage of hazardous waste in compliance with Environmental Laws. VBI has made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments.

4.20.     Regulatory Matters.

(a)     To VBI’s knowledge, (i) any regulatory filings required to be made with respect to VBI Products have been complete and correct and have complied in all material respects with all applicable laws and regulations, (ii) all clinical and pre-clinical trials, if any, of investigational products have been and are being conducted by VBI according to all applicable laws and regulations along with appropriate monitoring of clinical investigator trial sites for their compliance, and (iii) VBI has disclosed to the Purchasers all such regulatory filings and all material communications between representatives of VBI and any such regulatory agency.

(b)     VBI and, to VBI’s knowledge, VBI’s agents, are in compliance in all material respects with all applicable statutes, rules and regulations of the United States Food and Drug Administration (the “FDA”), the Department of Health (Canada) (the “DOH”) or similar federal, state, provincial or local governmental authority (together with the FDA and DOH, the “Regulatory Authorities”) with respect to the design, manufacture, packaging, sale, labeling, storage, testing, distribution or marketing of any VBI Products. VBI has all the necessary and requisite permits, approvals, clearances, registrations, licenses or the like from the Regulatory Authorities to conduct its business as it is currently, and currently proposed to be, conducted. VBI is in compliance in all material respects with all applicable registration and listing requirements set forth in the Federal Food, Drug & Cosmetic Act (the “Act”), 21 U.S.C. § 360, and all similar applicable laws, including the Food and Drugs Act (R.S., 1985, c.F-27) in Canada. VBI adheres in all material respects to applicable regulations in the manufacture of Company Products, including applicable provisions of the FDA’s Quality System regulation as set forth in Title 21 of the Code of Federal Regulations.

(c)     VBI has not received from the Regulatory Authorities any notice of adverse findings, FDA Form 483 inspectional observations, notices of violations, Warning Letters, criminal proceeding notices under Section 305 of the Act, or other similar communication from the Regulatory Authorities. There have been no seizures conducted or, to VBI’s knowledge, threatened by the Regulatory Authorities, and no recalls, market withdrawals, field notifications, notifications of misbranding or adulteration or safety alerts conducted, requested or, to VBI’s knowledge, threatened by the Regulatory Authorities, and no recalls, market withdrawals, field notifications, notifications of misbranding or adulteration or safety alerts have been conducted, requested or, to VBI’s knowledge, threatened by the Regulatory Authorities relating to VBI Products. VBI has not received any written notification that remains unresolved from the FDA or other Regulatory Authorities indicating that any Company Product is misbranded or adulterated as defined in the Act or the rules and regulations promulgated thereunder.

(d)     Neither VBI nor any officer, employee or, to VBI’s knowledge, agent of VBI has made an untrue statement of a material fact or fraudulent statements to the FDA or other authorities, failed to disclose a material fact required to be disclosed to the FDA or other authorities, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or other authority to invoke its policy respecting Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy.

(e)     VBI has not received any written notice that the FDA or other authorities has commenced, or, to VBI’s knowledge, threatened, to initiate any action to withdraw its approval or clearance of or requested the recall of any VBI Products or commenced or, to VBI’s knowledge, overtly threatened to initiate, any action to enjoin production at any facility of VBI.

(f)     The clinical, preclinical, safety and other studies and tests conducted by or on behalf of or sponsored by VBI or in which VBI’s Products or product candidates under development have participated, were and if still pending, are being conducted in accordance with standard medical and scientific research procedures. VBI has operated within, and currently is in compliance in all material respects with, all applicable laws as well as the rules and regulations of the FDA including but not limited to those rules and regulations governing studies for which an investigational new drug application has been filed in accordance with 21 C.F.R. Part 312 and other authorities regarding its clinical studies. VBI has not received any notices or other correspondence from the FDA or other authorities requiring the termination or suspension of any clinical, preclinical, safety or other studies or tests used to support regulatory clearance of VBI’s Products.

5.            Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company and VBI, severally and not jointly, as of the date of the Closing, that:

5.1.     Authorization. The Purchaser has full power and authority to enter into this Agreement which, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.2.     Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company and VBI, which by the Purchaser’s execution of this Agreement the Purchaser hereby confirms, that the Securities to be acquired by the Purchasers will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation rights to such Person or to any third Person, with respect to the Securities. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

5.3.     Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s and VBI’s respective business, management, financial affairs and the terms and conditions of the offering of the Securities, with the Company’s and VBI’s management and has had an opportunity to review the Company’s and VBI’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in in Section 3 of this Agreement (as modified by the Company Disclosure Schedule attached as Exhibit B to this Agreement) or the representations and warranties of VBI in in Section 4 of this Agreement (as modified by the VBI Disclosure Schedule attached as Exhibit C to this Agreement), or the right of the Purchasers to rely thereon.

5.4.     Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are or will be, “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely, unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation under this Agreement to register or qualify the Securities for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

5.5.     Legends. The Purchaser understands and agrees that the Securities shall bear substantially the following legends until (i) such Securities shall have been registered under the Securities Act and effectively disposed of in accordance with a registration statement that has been declared effective or (ii) the delivery of an assurance letter from the Purchaser stating that such Purchaser is not an Affiliate of the Company or VBI (as the case may be) and the requisite holding period has elapsed pursuant to Rule 144 under the Securities Act:

(a)     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED (I) IN THE ABSENCE OF (A) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE ACT OR (B) AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE WITH RESPECT TO SUCH TRANSFER OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(b)     Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate so legended.

5.6.     Accredited Investor. The Purchaser is an “accredited investor”, as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, as currently in effect.

5.7.     No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

5.8.     Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on such Purchaser’s signature page hereto; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth such Purchaser’s signature page hereto.

5.9.     Agreement Drafted by Counsel to VBI. Each Purchaser, by signing this Agreement, acknowledges that it (a) has had the opportunity to obtain separate and independent counsel of its choice prior to signing this Agreement and has relied on the advice of its own counsel or knowingly and willingly waived such right to obtain counsel; and (b) understands that this Agreement has been drafted by Richardson & Patel LLP, counsel to VBI, and that Richardson & Patel LLP does not represent any Purchaser.

5.10.   Broker’s Fees. Each Purchaser acknowledges and agrees that in connection with the Offering VBI has agreed to pay Middlebury Securities, LLC a commission equal to 6% of the$5,000,000 equity investment by Perceptive hereunder or 6% of any lesser total amount invested by Perceptive hereunder.

5.11.   Escrow Agent. The Purchaser hereby acknowledges and understands that the Escrow Agent has acted as legal counsel for VBI, and may continue to act as legal counsel for the Company from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Purchaser hereby consents to the Escrow Agent acting in such capacity as legal counsel for VBI and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Purchaser understands and acknowledges that VBI and the Escrow Agent are relying explicitly on the foregoing provision.

6.             Conditions to the Purchasers’ Obligations at Closing. The obligation of each Purchaser to purchase Shares at the Closing is subject to the fulfillment, at or before the Closing, of each of the following conditions, unless otherwise waived by the Required Purchasers:

6.1.     Representations and Warranties. The representations and warranties of the Company contained in Section 3 hereof, as modified by the Company Disclosure Schedule and the representations and warranties of VBI contained in Section 4 hereof, as modified by the VBI Disclosure Schedule, shall be true and correct in all material respects as of the Closing, except that any such representations and warranties shall be true and correct in all respects where such representation and warranty is qualified with respect to materiality.

6.2     Performance. The Company and VBI shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company or VBI on or before the Closing.

6.3.     Compliance Certificate. The Presidents of the Company and VBI shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 6.1 and 6.2 have been fulfilled.

6.4.     Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

6.5.      Secretary’s Certificate. The Secretary of the Company and VBI shall have delivered to the Purchasers at the Closing a certificate certifying the resolutions of the Board of Directors of the Company and VBI, respectively, approving this Agreement and the transactions contemplated hereunder.

6.6.     Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

6.7.     Preemptive Rights. The Company shall have fully satisfied (including with respect to rights of timely notification), or obtained enforceable waivers in respect of, any preemptive or similar rights directly or indirectly affecting any of its securities.

6.8     Legal Opinion. The Purchasers shall have received an opinion of counsel reasonably acceptable to the Purchasers as to the due authorization and valid issuance of the Shares in compliance with the Securities Act.

6.9     Instruction Letter. The Company shall deliver to the Purchasers a duly executed irrevocable transfer agent instructions acknowledged in writing by the Company’s transfer agent instructing such transfer agent to deliver, on an expedited basis, a certificate evidencing a number of Shares equal to the number of Shares each such Purchaser is purchasing under this Agreement as set forth on Schedule 1 hereto.

6.10   Good Standing Certificates. The Purchasers shall have received a certificate evidencing the formation and good standing of each of the Company and VBI issued by the Secretary of State of the State of Delaware as of a date within five days of the Closing as well as certificates evidencing the Company’s and VBI’s qualification as a foreign corporation and good standing issued by the Secretary of State of each state where the Company and VBI are so qualified, each as of a date within five days of the Closing.

6.11   Listing of Shares. The Common Stock shall not have been suspended, as of the Closing, by the SEC or the NASDAQ Capital Market from trading on the NASDAQ Capital Market nor shall suspension by the SEC or the NASDAQ Capital Market have been threatened, as of the Closing, either (A) in writing by the SEC or the NASDAQ Capital market or (B) by falling below the minimum listing maintenance requirements of the NASDAQ Capital Market; and the Shares shall be approved for listing on the NASDAQ Capital Market.

6.12   Minimum Proceeds. The Company shall have received an amount immediately before the Closing pursuant to this Agreement (which amounts shall be held by the Escrow Agent until Closing) as payment for the aggregate gross purchase price of the Shares of no less than the Maximum Amount.

6.13   Completion of the Merger. The Merger shall have been effectuated pursuant to the Merger Agreement.

6.14   Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 8.19 herein.

7.            Conditions of the Company’s Obligations at Closing. The obligation of the Company to sell Shares at the Closing is subject to the fulfillment, at or before the Closing, of each of the following conditions, unless otherwise waived:

7.1.     Representations and Warranties. The representations and warranties of each Purchaser contained in Section 5 shall be true and correct in all material respects as of the Closing, except that any such representations and warranties shall be true and correct in all respects where such representation and warranty is qualified with respect to materiality.

7.2.     Performance. The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them at or before the Closing.

7.3.     Qualifications. All authorizations, approvals or permits, if any, of any self-regulatory organization (such as Nasdaq or FINRA) or any governmental authority or regulatory body of the United States or of any state that are required in connection with the issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

8.             Miscellaneous.

8.1.     Survival of Warranties/Liability/Indemnification.

(a)     Unless otherwise set forth in this Agreement, the representations and warranties of the Company, VBI and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers, VBI or the Company.

(b)     The Company’s and VBI’s liability under this Agreement shall be joint and several. Subject to the provisions of this Section 8.1(b), the Company and VBI will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company or VBI in this Agreement or (ii) any action instituted against a Purchaser in any capacity, or any Purchaser Party or their respective Affiliates, by any stockholder of the Company or VBI who is not an Affiliate of such Purchaser seeking indemnification, with respect to any of the transactions contemplated by this Agreement (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under this Agreement or any other agreement with the Company or VBI, or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). Promptly after receipt by any such Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 8.1(b), such Indemnified Person shall promptly notify the Company and VBI in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses relating to such action, proceeding or investigation; provided, however, that the failure of any Indemnified Person so to notify the Company and VBI shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company, VBI and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company and VBI shall not be liable for any settlement of any proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company or VBI shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

8.2.     Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3.     Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the state of New York, without regard to conflict of law principles thereof.

8.4.     Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile or electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.5.     Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6.     Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.6. If notice is given to the Company or VBI, a copy (which shall not constitute notice) shall also be given to Richardson & Patel LLP, The Chrysler Building, 405 Lexington Ave., 49th Floor, Attention: Kevin Friedmann, Esq., Facsimile: (917) 591-6898, email: kfriedmann@richardsonpatel.com.

8.7.     No Finder’s Fees. Other than as described in Section 5.10 above, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company and VBI from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company and VBI agree to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or VBI or any of their respective officers, employees or representatives is responsible.

8.8.     Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of (a) the Company, (b) VBI, and (c) the Required Purchasers. Any amendment or waiver effected in accordance with this Section 8.8 shall be binding upon the Purchasers and each transferee of the Shares, each future holder of all such securities, and the Company, provided that no such amendment or waiver approved by the Required Purchasers shall disproportionately favor or adversely affect any single Purchaser. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Any waiver effected in accordance with this Section 8.8 shall be binding upon each party hereto. The Company and VBI shall be prohibited from offering any additional consideration (other than the reimbursement of legal fees) to any Purchaser (or such original Purchaser’s transferee) for the purposes of inducing such person to change, modify, waive or amend any term of this Agreement without making the same offer on a pro-rata basis to all other Purchasers (and those transferees) allocable to the Securities held by the Purchasers and such transferee(s). Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

8.9.     Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.10.   Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.11.   Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

8.12.   Jurisdiction. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state of New York or the United States District Court for the Sothern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the state of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

8.13   Legend Removal. The legend set forth in Section 5.5 above shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Shares are registered for resale under the Securities Act (provided that, if a Purchaser is selling pursuant to the applicable Registration Statement, such Purchaser agrees to only sell such Shares during such time that such Registration Statement is effective and not withdrawn or suspended, and only as permitted by such Registration Statement), (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the effective date of the initial Registration Statement covering the resale of the Shares (the “Effective Date”) or (ii) Rule 144 becoming available for the resale of Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, the Company shall deliver to the Company’s transfer agent irrevocable instructions that the transfer agent shall reissue a certificate representing the applicable Shares without legend upon receipt by the transfer agent of the legended certificates for such Shares. Any fees (with respect to the transfer agent or otherwise) associated with the removal of such legend shall be borne by the Company. Following the Effective Date, or at such earlier time as a legend is no longer required for certain Shares (in which case a Purchase shall also be required to provide reasonable assurances (in the form of seller and, if applicable, broker representation letters), the Company will no later than three trading days following the delivery by a Purchaser to the Company or the transfer agent (with notice to the Company) of a legended certificate representing Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer), deliver or cause to be delivered to the transferee of such Purchaser or such Purchaser, as applicable, a certificate representing such Shares that is free from all restrictive and other legends. Certificates for Shares subject to legend removal hereunder may be transmitted by the transfer agent to a Purchaser by crediting the account of such Purchaser’s prime broker with DTC as directed by such Purchaser.

8.14   Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in this Agreement to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

8.15   Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each Purchaser to purchase Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, VBI or any of their respective subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of this Agreement.

8.16   Replacement of Securities. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and such transfer agent for any losses in connection therewith or, if required by such transfer agent, a bond in such form and amount as is required by such transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

8.17   Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers, the Company and VBI will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

8.18   Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all of its transfer agent fees (including, without limitation, any fees required for processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchasers.

8.19   Termination. This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing by either the Company or VBI or any Purchaser (with respect to itself only) upon written notice to the other parties to this Agreements, if the Merger Agreement has been terminated before the Effective Time of the Merger; provided, however, that the right to terminate this Agreement under this Section 8.19 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in such termination of the Merger Agreement. Nothing in this Section 8.19 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement. In the event of a termination pursuant to this Section 8.19, the Company and VBI shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section 8.19, the Company, VBI and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under this Agreement as a result therefrom.

(Signature pages follow.)

IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first above written.

COMPANY: PAULSON CAPITAL (DELAWARE) CORP.

By:
Name:	Trent Davis
Title:	President

Address prior to the Merger:

1331 NW Lovejoy Street, Suite 720 Portland, Oregon 97209 eFacsimile: 503-248-2390 Email: tdavis@plccpdx.com

Address following the Merger:

222 Third Street, Suite 2241 Cambridge, MA 02142 eFacsimile: 888-391-2579 Email: jbaxter@vbivaccines.com

VARIATION BIOTECHNOLOGIES (US), INC.

By:
Name:	Jeff Baxter
Title:	President and
Chief Executive Officer

[Signature Page to PLCC Securities Purchase Agreement]

PURCHASER:

Purchaser Name (Print)

Authorized Person (if Purchaser is an entity or trust)

Signature of Purchaser or Authorized Person

Aggregate Purchase Price

Number of Shares

[Signature Page to PLCC Securities Purchase Agreement]

SCHEDULE 1

Investor	Shares	Purchase Price
Titan-Perc Ltd.	1,544,246	$662,481.53
Perceptive Life Sciences Master Fund Ltd.	10,110,444	$4,337,380.48
Clarus Lifesciences I, L.P.	5,594,251	$2,399,933.68
Arch Venture Fund VI, LP	5,594,251	$2,399,933.68
5AM Ventures II, LP	2,690,947	$1,154,416.26
5AM Co-Investors II, LP	106,179	$45,550.79
	25,640,318	$10,999,696.42

EXHIBIT A

Escrow Account Wire Instructions

Account Name: Richardson & Patel LLP Client Trust Account

1100 Glendon Avenue, 8th Floor

Los Angeles, CA 90024

COMERICA BANK OF CALIFORNIA

Westwood Office

1021 Glendon Avenue

Los Angeles, CA 90024

800-888-3595

ABA Number: 121137522

Account Number: 1894608122

Beneficiary: Richardson & Patel LLP Client Trust Account

Ref: Variation Biotechnologies (US), Inc.

[Purchaser name], [Social Security Number] and [Address]

EXHIBIT B

Company Disclosure Schedule

Representations and Warranties of the Company

The Company hereby represents and warrants to each Purchaser that, except as set forth on the Company Disclosure Schedule attached hereto, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the representations set forth in Section 3 of this Agreement are true and complete as of the date of the Closing, except as otherwise indicated. The Company Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections and subsections contained in Section 3 of this Agreement, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in Section 3 of this Agreement only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. For purposes of these representations and warranties, the term “the Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

EXHIBIT C

VBI Disclosure Schedule

Representations and Warranties of VBI

VBI hereby represents and warrants to each Purchaser that, except as set forth on the VBI Disclosure Schedule attached hereto, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the representations set forth in Section 4 of this Agreement are true and complete as of the date of the Closing, except as otherwise indicated. The VBI Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections and subsections contained in Section 4 of this Agreement, and the disclosures in any section or subsection of the VBI Disclosure Schedule shall qualify other sections and subsections in Section 4 of this Agreement only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. For purposes of these representations and warranties, the term “VBI” shall include any subsidiaries of VBI, unless otherwise noted herein.